Exhibit 10.5

SRS LABS, INC.
AMENDED AND RESTATED 1996 LONG-TERM
INCENTIVE PLAN, AS AMENDED

1.             Purpose.  The purpose of this Plan is to attract and retain directors, officers, key employees and consultants for SRS Labs, Inc., a Delaware corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.             Definitions.  As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

“Authorizing Officer” means any officer of the Corporation designated by the Board to take action specified in Section 16(c) of this Plan.

“Award” means any or all of the following: Appreciation Right, Deferred Shares, Free-Standing Appreciation Right, Option Right, Performance Share, Performance Unit or Restricted Shares.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall have the meaning described in Section 16 of this Plan.

“Common Shares” means (i) shares of the common stock of the Corporation, par value $.001 per share, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

“Compensation Committee” means the Compensation Committee of the Board appointed from time to time by the Board, composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights or Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Designated Participant” means a non-officer employee or consultant of the Corporation or any Subsidiary who,  at the time of the grant of an Award, is not (a) subject to Section 16 of the Securities Exchange Act of 1934, as amended; (b) a covered person under Section 162(m) of the Code; or (c) a director of the Corporation or one of its subsidiaries.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Less-Than-80-Percent Subsidiary” means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

“Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend credits. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of or growth in:

(i)	return on invested capital;

(ii)	earnings per share;

(iii)	return on assets;

(iv)	return on equity;

(v)	shareholder return;

(vi)	sales growth;

(vii)	productivity improvement; and/or

(viii)	net income.

Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

“Market Value per Share” means, at any date, (i) the closing sales price for the Common Shares on that date, if available, or, if there are no sales on that date or if a closing sales price is not available, (ii) the average of the “bid” and “asked” prices of the Common Shares on that date, in each case as reported by the National Association of Securities Dealers Automated Quotation System or any national securities exchange on which the Common Shares are then traded, or, if (i) or (ii) are not available, the fair market value of the Common Shares as determined by the Committee from time to time.

“Optionee” means the person so designated in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, any other key employee, a director or a consultant of the Corporation or any Subsidiary, or who has agreed to commence serving in any such capacity.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Reload Option Rights” means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

“Restricted Shares” mean Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

3.             Shares Available under the Plan.

(a)           Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from all substantial risks of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 8,500,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. If any award terminates, expires or is cancelled with respect to any Common Shares, new awards may thereafter be granted covering such Common Shares.

(b)           Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

c)             Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

(d)           Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any period of three consecutive calendar years subject to adjustment as provided in Section 10 of this Plan.

(e)           Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any period of one calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $750,000.

4.             Option Rights.  The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)           Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)           Each grant shall specify an Option Price per Common Share, which in the case of Incentive Options, shall be equal to or greater than the Market Value per Share on the Date of Grant and, in the case of other options, shall not be less than eighty-five percent (85%) of the Market Value per Share on the Date of Grant.

(c)           Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) non-forfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration, including, without limitation, promissory notes, that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

(d)           Any grant may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e)           Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(f)            Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other non-cash consideration authorized under Sections 4(d) and (e) above.

(g)           Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

(h)           Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercisability of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(i)            Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(j)            Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

(k)           On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(l)            No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(m)          Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

5.             Appreciation Rights.  The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)           Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(b)           Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)           Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)           Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(e)           Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(f)            Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)           Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(h)           Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i)            Regarding Free-standing Appreciation Rights only:

(i)                                     Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)                                  Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)                               Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; and

(iv)                              No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.             Restricted Shares.  The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)           Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)           Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(d)           Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)           Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)            Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(g)           Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

7.             Deferred Shares.  The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)           Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)           Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)           Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(d)           During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

(e)           Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

8.             Performance Shares and Performance Units.  The Committee may also authorize grants to Participants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)           Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)           The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(c)           Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

(d)           Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e)           Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)            Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares on a current, deferred or contingent basis.

(g)           Each grant of Performance Shares or Performance Units shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

9.             Transferability.

(a)           No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or, other than with respect to an Incentive Stock Option, a qualified domestic relations order, as defined in the Code. Option Rights and Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

(b)           Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

10.          Adjustments.  The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted awards pursuant to this Plan.

11.          Fractional Shares.  The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12.          Withholding Taxes.  To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

13.          Participation by Employees of a Less-Than-80-Percent Subsidiary.  As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

14.          Certain Terminations of Employment, Hardship and Approved Leaves of Absence.  Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 6(d) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

15.          Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, or restatements shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

16.          Administration of the Plan.

(a)           This Plan shall be administered by the Compensation Committee.  A majority of the Compensation Committee shall constitute a quorum, and the acts of the members of the Compensation Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Compensation Committee in writing, shall be the acts of the Compensation Committee. For purposes of this Plan, the defined term “Committee” shall refer to the Compensation Committee. In the absence of a Compensation Committee or in the event of grants to non-employee directors, this Plan shall be administered by the Board, and, in such cases, all references to the “Committee” herein shall be deemed to be references to the Board.

(b)           Notwithstanding anything to the contrary in Section 16(a) herein, in addition to the Compensation Committee, the Board  may also appoint a Special Committee of one or more members of the Board to make grants of Awards to Designated Participants under this Plan (the “Special Committee”).  A majority of the Special Committee shall constitute a quorum, and the acts of the members of the Special Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of  Special Committee in writing, shall be the acts of the Special Committee.  For purposes of Sections 4, 5, 6, 7, 8 and 13 of this Plan, the defined term “Committee” shall refer to the Board, the Compensation Committee or the Special Committee.

(c)           Notwithstanding anything to the contrary in Section 16(a) herein, in addition to the Compensation Committee and the Special Committee, the Board may by resolution also appoint one or more Authorizing Officers  to do one or both of the following: (i) designate Designated Participants to be recipients of Option Rights under this Plan and (ii) determine the number of such Option Rights to be received by any such Designated Participant; provided, however, that the resolution so authorizing such officer or officers shall (x) specify the total number of Option Rights such Authorized Officers may so award; (y) set the price or prices at which such Option Rights shall be granted (or provide a formula by which such price or prices may be determined) and (z) establish the other terms and conditions for such Option Rights.  An Authorizing Officer shall not have the authority to designate himself or herself to receive Option Rights under this Plan.

(d)           Nothing in this Sections 16(b) or 16(c) of this Plan shall be construed as diminishing in any respect the authority of the Compensation Committee or the Board, as the case may be, to administer this Plan, including but not limited to granting Awards to Designated Participants.

(e)           The interpretation and construction of this Plan shall be administered solely by the Compensation Committee, or in the absence of a Compensation Committee, by the Board of Directors. The interpretation and construction by the Compensation Committee or the Board, as the case may be, of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Compensation Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive.

(f)            No member of the Compensation Committee, Special Committee, Board or any Authorizing Officer shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

17.          Amendments and Other Matters.

(a)           This Plan may be amended from time to time by the Committee or the Board, but except as expressly authorized by this Plan no such amendment shall increase the maximum number of shares specified in Section 3(a) of this Plan, increase the number of Performance Units specified in Section 3(e) of this Plan, or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Corporation, unless permitted by Rule 16b-3. Without limiting the generality of the foregoing, the Committee or the Board may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

(b)           With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares that had been the subject of the prior award, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the cancelled Option Rights or other awards not been granted.

(c)           The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

(d)           This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

(e)           (i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan; and (ii) any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for Rule 16b-3 to remain applicable to this Plan.